Exhibit 99.1
[GRAPHIC OMITTED]



         Contact:  Daniel Jarvis
                   Ford Credit
                   313-594-2527
                   djarvis1@ford.com


         IMMEDIATE RELEASE

         FORD CREDIT EARNS $393 MILLION IN THE FIRST QUARTER

         DEARBORN, Mich., April 19, 2001 - Ford Credit earned $393 million in the first quarter of 2001, Chairman and Chief Executive Officer Donald
         A. Winkler announced today.

         Excluding adjustments related to SFAS 133, Ford Credit earned $406 million - a record for any first quarter. A year ago, first quarter earnings were $353 million. The earnings increase of $53 million, or 15 percent (excluding SFAS 133), reflects primarily higher financing volume. Improvements in investment and other income offset higher credit losses primarily associated with the restructuring of North American operations and lower net financing margins. After-tax return on average equity improved to 13.3 percent in the first quarter 2001, compared with 12.7 percent a year earlier.

         "We've  had  an  outstanding   start  to  2001,   evidenced  by  strong
         improvement in after-tax return on equity and great progress in our earnings growth," Winkler said. "This means we're on track toward achieving both of our corporate milestones for this year."

         Ford Credit's total net finance receivables increased to $162.3 billion as of March 31, 2001, compared with $149.9 billion in the same period of the previous year.

         Ford Credit is a wholly owned subsidiary of Ford Motor Company and is the world's largest automotive finance company. Now in its 42nd year, Ford Credit provides vehicle financing in 40 countries to more than 10 million customers and 12,000 automotive dealers. More information about Ford Credit can be found on the World Wide Web at www.fordcredit.com.

                                      # # #

        ------------------------------------------------------------------------
         Global Communications, Ford Motor Credit Company, The American Road,
         P.O. Box 1732, Dearborn, Michigan, 48121.   Telephone: 313/594-1096;
         Fax: 313/390-2453.   Internet: http://www.fordcredit.com


             Ford Motor Credit Company and Consolidated Subsidiaries

                              OPERATING HIGHLIGHTS


                                                                   First Quarter
                                                        ----------------------------------
                                                             2001                2000
                                                        ---------------    ----------------
Income (in Millions)
------
     Income Before Income Taxes                          $      625.7       $       577.1
     Net Income                                                 393.5               353.1

     Memo:  Depreciation Expense                         $    2,121.4       $     1,858.4


Market Share
     Ford Retail & Lease       United States                     44.9 %              46.3 %
                               Europe                            30.3                30.7

     Ford Wholesale            United States                     86.1 %              86.3 %
                               Europe                            95.6                97.0


Contract Volume - New and Used Retail/Lease (in Thousands)
---------------
     United States                                                853                847
     Europe                                                       229                206
     Other International                                          169                158
                                                                  ---                ---
         Total Contract Volume                                  1,251              1,211
                                                                =====              =====


Assets (in Millions)
------
     Net Finance Receivables                             $   123,548.3      $   114,373.9
     Net Investment in Operating Leases                       38,730.4           35,517.5
                                                           -------------     -------------
         Total Net Finance Receivables                   $   162,278.7      $   149,891.4
     Other Assets                                             12,877.6           11,843.7
                                                          -------------      -------------
         Total Assets                                    $   175,156.3      $   161,735.1
                                                           ============       =============


Liabilities and Stockholder's Equity (in Millions)
------------------------------------
     Liabilities
         Debt - Payable within one year                  $    58,559.1      $    65,320.7
         Debt - Payable after one year                        89,388.4           71,375.7
                                                            -------------      -------------
              Total Debt                                 $   147,947.5      $   136,696.4
         Other Liabilities                                    15,534.0           13,092.5
                                                            -------------      -------------
              Total Liabilities                          $   163,481.5      $   149,788.9

     Minority Interests in Net Assets of Subsidiaries             17.3              421.5
     Stockholder's Equity                                     11,657.5           11,524.7
                                                            ------------      -------------
              Total Liabilities and Stockholder's Equity $    175,156.3     $   161,735.1
                                                            ============      ============

Selected Financial Metrics Excluding SFAS 133
     Income Before Income Taxes                          $        646.0
     Net Income                                                   406.3
     Leverage                                                      12.0:1
     Stockholder's Equity                                $     12,158.2


                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                          PART I. FINANCIAL INFORMATION

Item 1. Financial Statements - The interim financial data presented herein are unaudited, but in the opinion of management reflect all adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (the "10-K Report"). Information relating to earnings per share is not presented because the registrant, Ford Motor Credit Company ("Ford Credit"), is an indirect wholly owned subsidiary of Ford Motor Company ("Ford" or the "company").

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                        Consolidated Statement of Income
                and of Earnings Retained for Use in the Business
                 For the Periods Ended March 31, 2001, and 2000
                                  (in millions)


                                                                  First Quarter
                                                         --------------------------------
                                                             2001               2000
                                                         -------------      -------------
                                                                   (Unaudited)
Financing revenue
   Operating leases                                      $    2,925.0       $    2,567.9
   Retail                                                     2,101.9            1,970.9
   Wholesale                                                    720.6              540.2
   Other                                                        130.6              124.4
                                                            ---------          ---------
      Total financing revenue                                 5,878.1            5,203.4

Depreciation on operating leases                             (2,121.4)          (1,858.4)
Interest expense                                             (2,426.0)          (2,069.7)
                                                            ----------         ----------
      Net financing margin                                    1,330.7            1,275.3

Other revenue
   Insurance premiums earned                                     59.8               59.6
   Investment and other income                                  532.5              266.7
                                                            ---------          ---------
      Total financing margin and revenue                      1,923.0            1,601.6

Expenses
   Operating expenses                                           634.8              586.7
   Provision for credit losses                                  617.9              377.5
   Other insurance expenses                                      44.6               60.3
                                                            ---------          ---------
      Total expenses                                          1,297.3            1,024.5
                                                            ---------          ---------

   Income before income taxes and minority interests            625.7              577.1
Provision for income taxes                                      232.1              214.2
                                                            ---------          ---------
   Income before minority interests                             393.6              362.9
Minority interests in net income of subsidiaries                  0.1                9.8
                                                            ---------          ---------
      Net income                                                393.5              353.1

Earnings retained for use in the business
   Beginning of period                                        8,272.3            6,855.5
   Dividends                                                   (250.0)              (5.4)
                                                            ----------         ----------
         End of period                                   $    8,415.8       $    7,203.2
                                                            ==========         ==========


    The accompanying notes are an integral part of the financial statements.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                  (in millions)


                                                                   March 31,        December 31,          March 31,
                                                                     2001               2000                2000
                                                                ----------------   ----------------   -----------------
                                                                  (Unaudited)                            (Unaudited)
Assets
   Cash and cash equivalents                                    $        1,075.6   $      1,123.4     $        1,378.8
   Investments in securities                                               557.2            547.4                543.6
   Finance receivables, net                                            123,548.3        122,738.4            114,373.9
   Net investment, operating leases                                     38,730.4         38,457.0             35,517.5
   Retained interest in securitized assets                               3,929.1          3,686.6              2,949.4
   Notes and accounts receivable from affiliated companies               2,072.9          2,489.1              2,750.9
   Other assets                                                          5,242.8          5,215.9              4,221.0
                                                                ----------------    -------------      ---------------
     Total assets                                               $      175,156.3   $    174,257.8     $      161,735.1
                                                                ================   ==============     ================

Liabilities and Stockholder's Equity
Liabilities
   Accounts payable
   Trade, customer deposits, and dealer reserves                $        4,429.2   $      4,758.1     $        3,496.3
   Affiliated companies                                                  1,397.4          1,036.9              1,158.9
                                                                ----------------   --------------     ----------------
     Total accounts payable                                              5,826.6          5,795.0              4,655.2

   Debt                                                                147,947.5        146,294.7            136,696.4
   Deferred income taxes                                                 4,479.3          4,495.4              3,881.1
   Other liabilities and deferred income                                 5,228.1          5,468.8              4,556.2
                                                                ----------------  ---------------     ----------------
      Total liabilities                                         $      163,481.5   $    162,053.9     $      149,788.9

   Minority interests in net assets of subsidiaries                         17.3             17.3                421.5

Stockholder's Equity
   Capital stock, par value $100 a share, 250,000 shares
     authorized, issued and outstanding                                     25.0             25.0                 25.0
   Paid-in surplus (contributions by stockholder)                        4,265.8          4,273.0              4,635.5
   Accumulated other comprehensive loss                                 (1,049.1)          (383.7)              (339.0)
   Retained earnings                                                     8,415.8          8,272.3              7,203.2
                                                                 ---------------   ---------------    ----------------
     Total stockholder's equity                                         11,657.5         12,186.6             11,524.7
                                                                 ---------------   ---------------    ----------------
     Total liabilities and stockholder's equity                 $      175,156.3   $    174,257.8     $      161,735.1
                                                                ================   ===============    ================


    The accompanying notes are an integral part of the financial statements.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows
                  For the Periods Ended March 31, 2001 and 2000
                                  (in millions)

                                                                                 First Quarter
                                                                         ------------------------------
                                                                            2001              2000
                                                                         ------------     -------------
                                                                                 (Unaudited)
Cash flows from operating activities
Net income                                                               $    393.5       $      353.1
   Adjustments to reconcile net income to net
     cash provided by operating activities
   Provision for credit losses                                                617.9              377.5
   Depreciation and amortization                                            2,265.4            1,975.8
   Gain on sales of finance receivables                                      (211.1)              (0.4)
   Increase in deferred income taxes                                          274.1              162.4
   Decrease/(increase) in other assets                                         74.9              (41.6)
   (Decrease)/increase in other liabilities                                (1,513.9)             607.6
   All other operating activities                                              (4.2)              50.0
                                                                         -----------       -----------
            Net cash provided by operating activities                       1,896.6            3,484.4
                                                                         -----------       -----------
Cash flows from investing activities
   Purchase of finance receivables (other than wholesale)                 (14,192.6)         (18,019.7)
   Collection of finance receivables (other than wholesale)                 8,733.0           12,697.3
   Purchase of operating lease vehicles                                    (6,804.7)          (6,189.2)
   Liquidation of operating lease vehicles                                  4,247.5            3,699.0
   Increase in wholesale receivables                                       (2,713.6)          (1,268.7)
   Decrease in notes receivable with affiliates                               277.0            3,313.9
   Proceeds from sale of receivables                                        7,102.0            2,806.8
   Purchase of investment securities                                         (201.7)            (139.9)
   Proceeds from sale/maturity of investment securities                       191.9              120.7
   All other investing activities                                            (117.6)               3.6
                                                                         -----------        -----------
            Net cash used in investing activities                          (3,478.8)          (2,976.2)
                                                                         -----------        -----------
Cash flows from financing activities
   Proceeds from issuance of long-term debt                                13,704.0           11,883.9
   Principal payments on long-term debt                                    (3,531.4)          (4,537.6)
   Decrease in short-term debt                                             (8,394.1)          (7,348.7)
   Cash dividends paid                                                       (250.0)            (150.0)
   All other financing activities                                             103.9              147.4
                                                                         -----------        -----------
            Net cash provided/used by  financing activities                 1,632.4               (5.0)
                                                                         -----------        -----------

Effect of exchange rate changes on cash and cash equivalents                  (98.0)             (66.6)
                                                                         -----------        -----------

   Net change in cash and cash equivalents                                    (47.8)             436.6

Cash and cash equivalents, beginning of period                              1,123.4              942.2
                                                                         -----------        -----------

Cash and cash equivalents, end of period                                 $  1,075.6        $   1,378.8
                                                                         ===========       ============
Supplementary cash flow information
   Interest paid                                                         $  2,552.8       $    1,565.8
   Taxes paid                                                                  66.1               30.8


    The accompanying notes are an integral part of the financial statements.


                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                          Notes To Financial Statements


Note 1. Finance Receivables, Net (in millions)


                                                                   March 31,        December 31,       March 31,
                                                                     2001               2000              2000
                                                                ----------------   ---------------  -----------------
                                                                  (Unaudited)                          (Unaudited)

Retail                                                          $       78,593.9  $      80,797.2     $       79,351.1
Wholesale                                                               36,879.8         34,122.0             28,257.1
Other                                                                    9,458.2          9,129.9              8,016.0
                                                                ----------------- ----------------    ----------------
 Total finance receivables, net of unearned income                     124,931.9        124,049.1            115,624.2
Less:  Allowance for credit losses                                      (1,383.6)        (1,310.7)            (1,250.3)
                                                                ----------------- ----------------    -----------------
   Finance receivables, net                                     $      123,548.3  $     122,738.4     $      114,373.9
                                                                ================  ===============     ================



Note 2. Debt (in millions)

                                                     March 31, 2001
                                            ----------------------------------
                                                    Weighted Average
                                                                                      March 31,        December 31,       March 31,
                                            Interest Rates (a)    Maturities            2001              2000              2000
                                            --------------------  ------------    -----------------  ---------------  --------------
                                                                                     (Unaudited)                        (Unaudited)
 Payable Within One Year:
    Commercial paper                                                              $      33,528.4   $     42,254.8    $    37,336.4
    Other short-term debt (b)                                                             8,113.8          7,875.1          6,288.0
                                                                                  ---------------   --------------    --------------
      Total short-term debt                                                              41,642.2         50,129.9         43,624.4

    Long-term indebtedness payable within
     one year (c)                                                                        16,916.9         12,856.6         21,696.3
                                                                                  ---------------   --------------    --------------
      Total payable within one year                                                      58,559.1         62,986.5         65,320.7


Payable After One Year:
  Unsecured senior indebtedness
   Notes (d)                                          6.41%     2002-2078                89,451.5         83,402.6         68,146.4
   Debentures                                          -           -                        -                 -             2,801.4
   Unamortized discount                                                                     (63.1)           (94.4)           (88.4)
                                                                                  ----------------  ---------------   --------------
    Total unsecured senior indebtedness                                                  89,388.4         83,308.2         70,859.4
   Unsecured long-term subordinated notes              -           -                        -                 -               516.3
                                                                                  ----------------  ---------------   --------------
     Total payable after one year                                                        89,388.4         83,308.2         71,375.7
                                                                                  ----------------  ---------------   --------------
     Total debt                                                                   $     147,947.5   $    146,294.7    $   136,696.4
                                                                                  ================  ===============   ==============


(a)      Excludes the effects of interest rate swap agreements.
(b) Includes $978.6 million, $571.0 million, and $672.5 million with affiliated companies at March 31, 2001, December 31, 2000, and
         March 31, 2000, respectively.
(c) Includes $844.0 million, $912.6 million, and $691.6 million with affiliated companies at March 31, 2001, December 31, 2000, and
         March 31, 2000, respectively.
(d) Includes $1,556.4 million, $1,663.8 million, and $2,528.6 million with affiliated companies at March 31, 2001, December 31, 2000, and
         March 31, 2000, respectively.


                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                          Notes To Financial Statements


Note 3.  SFAS 133 ("Accounting for Derivative Instruments and Hedges")

Ford Credit adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138 on January 1, 2001. Ford Credit operates in many countries worldwide, and is exposed to market risks, including the effect of changes in interest rates and foreign currency exchange rates. These financial exposures are monitored and managed by Ford Credit as an integral part of the company's overall risk management program, which recognizes the unpredictability of financial markets and seeks to reduce the potentially adverse effect on Ford Credit's results. Ford Credit uses derivative financial instruments to manage the exposures to fluctuations in interest rates and exchange rates.

Interest rate risk is managed by entering into interest rate swap agreements to change the interest rate characteristics of Ford Credit's debt to match the interest rate characteristics of related assets. These interest rate derivatives are designated as either cash flow or fair-value hedges. Exchange rate risk is managed by use of foreign currency agreements, including forward contracts
and swaps.   In  addition,  Ford  Credit  holds other  derivatives  that presently do not qualify for hedge accounting treatment under SFAS No. 133. Derivatives accounted for as cash flow hedges comprise most of the balance of SFAS No. 133 activity reported as a part of stockholders' equity.

Ford Credit's strategy is to use derivatives to manage specific economic risks to changes in interest rates and exchange rates. Ford Credit does not use derivatives for speculative purposes. For more information on Ford Credit's derivative strategy, refer to Note 1 to the Consolidated Financial Statements in Form 10-K.

Adverse adjustments to income (not material to total Ford Credit results) and to stockholders' equity in the first quarter including transition adjustment were (in millions):

         Pre-tax income             $    (20)*
         Net income                      (13)
         Stockholders' equity           (481)**

         *    Recorded in investment and other income
         **  Recorded in accumulated other comprehensive income

Of the $481 million loss recorded in stockholders' equity, (including $214 million transition adjustment on January 1) Ford Credit does not expect to reclassify any gains or losses to earnings during the next twelve months.
Consistent with Ford Credit's comprehensive, non-speculative risk-management practices, future reclassifications are not anticipated to have a material effect on net Ford Credit earnings.

Note 4. Comprehensive Income (in millions)



                                                                 First Quarter
                                                         ------------------------------
                                                            2001              2000
                                                         ------------      ------------
                                                                  (Unaudited)
Net income                                               $      393.5      $      353.1

Other comprehensive income                                     (665.4)            (41.0)
                                                         -------------     -------------
  Total comprehensive income                             $     (271.9)     $      312.1
                                                         =============     =============


Other comprehensive income includes foreign currency translation adjustments, net unrealized gains and losses on investments in securities, retained interests in securitized assets, and unrealized gains and losses on derivative instruments (Note 3).

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                          Notes to Financial Statements


Note 5.  Segment Information (in millions)


Ford Credit manages its operations through two segments, Ford Credit North America and Ford Credit International. In the Second Quarter of 2000, the Company merged the Personal Financial Services segment into these segments.



                                                Ford Credit                                                  Ford Credit
                                                   North           Ford Credit         Eliminations/          Financial
                                                  America         International      Reclassifications *     Statements
                                              ----------------    ---------------    -------------------   ---------------
                                                                              (Unaudited)
First Quarter
--------------------------------------
2001
Revenue                                       $       6,065.0      $        871.4    $        (466.0)       $     6,470.4
Income
   Income before income taxes                           557.6                88.8              (20.7)               625.7
   Provision for income taxes                           208.4                31.1               (7.4)               232.1
   Net income                                           349.2                57.7              (13.4)               393.5
Other disclosures
   Depreciation on operating leases                   1,919.7               104.3               97.4              2,121.4
   Interest expense                                   2,386.7               447.5             (408.2)             2,426.0
   Finance receivables
     (including net investment
       operating leases)                            163,022.9            28,547.7          (29,291.9)           162,278.7
   Total assets                                     163,036.3            31,832.2          (19,712.2)           175,156.3


2000
Revenue                                       $       4,887.4      $        905.8    $       (263.5)        $     5,529.7
Income
   Income before income taxes                           462.3               120.9              (6.1)                577.1
   Provision for income taxes                           173.5                42.7              (2.0)                214.2
   Net income                                           288.8                78.2             (13.9)                353.1
Other disclosures
   Depreciation on operating leases                   1,667.1               183.1               8.2               1,858.4
   Interest expense                                   1,950.5               388.5            (269.3)              2,069.7
   Finance receivables
     (including net investment
       operating leases                             142,710.6            28,329.6         (21,148.8)            149,891.4
   Total assets                                     147,757.6            32,010.8         (18,033.3)            161,735.1


* Includes the impact of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.


                                                                    Exhibit 12-A


                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                Calculation of Ratio of Earnings to Fixed Charges
                                  (in millions)



                               Three Months                                    For the Years Ended December 31
                           -----------------------        ---------------------------------------------------------------------
                               2001             2000            2000            1999         1998        1997         1996
                           ------------    -------------     ---------        --------     --------    --------     ---------
                            (Unaudited)     (Unaudited)

Earnings
   Income before income taxes   $    625.7   $    577.1     $   2,495.0   $   2,103.8    $  1,812.2   $   1,806.0    $  2,240.2
   Less equity in net income of
     affiliated companies             (0.1)        20.5            22.0          24.9           2.3           1.0          55.3
   Fixed charges                   2,435.1      2,076.8         9,001.6       7,219.3       6,936.8       6,294.4       6,257.9
                                -----------  ----------     -----------    ----------     ---------   -----------    ----------
   Earnings before fixed
     charges                    $  3,060.9   $  2,633.4     $  11,474.6   $   9,298.2    $  8,746.7   $   8,099.4    $  8,442.8
                                ==========   ==========     ===========   ===========    ==========   ===========    ==========

Fixed Charges
   Interest expense             $  2,426.0   $  2,069.7     $   8,970.1   $   7,193.4    $   6,910.4  $   6,268.2    $  6,235.7
   Rents                               9.1          7.1            31.5          25.9           26.4         26.2          22.2
                                ----------   ----------     -----------   -----------    -----------  -----------    ----------
   Total fixed charges          $  2,435.1   $  2,076.8     $   9,001.6   $   7,219.3    $   6,936.8  $   6,294.4    $  6,257.9
                                ==========   ==========     ===========   ===========    ===========  ===========    ==========
   Ratio of earnings to fixed
     charges                           1.3          1.3             1.3           1.3           1.3           1.3           1.3
                               ===========   ===========    ============   ===========   ===========   ===========   ===========


For purposes of the Ford Credit ratio, earnings consist of the sum of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries, plus fixed charges. Fixed charges consist of interest on borrowed funds, amortization of debt discount, premium, and issuance expense, and one-third of all rental expense (the proportion deemed representative of the interest factor).


                   Ford Credit Liquidity and Capital Resources

Ford Credit's outstanding debt at March 31, 2001 and at the end of each of the last four years was as follows (in millions):



                                                                              December 31
                                        March 31,        -------------------------------------------------------------------------
                                          2001               2000                1999               1998                1997
                                     ---------------     --------------      --------------     --------------      --------------
                                       (Unaudited)
Commercial paper & STBAs (a)             $   34,732          $  43,627           $  43,078          $  48,636           $  42,311
Other short-term debt (b)                     6,910              6,503               6,770              4,997               3,897
Long term debt
 (including current portion) (c)            106,305             96,165              83,226             61,334              54,517
                                     --------------      -------------       -------------      -------------       --------------
   Total debt                            $  147,947         $  146,295          $  133,074         $  114,967          $  100,725
                                     ===============     ==============      ==============     ==============      ==============

United States                            $  117,120         $  116,427          $  104,186          $  85,394           $  78,443
Europe                                       15,254             14,866              14,510             16,653              12,491
Other international                          15,573             15,002              14,378             12,920               9,791
                                     --------------      -------------       -------------      -------------       -------------
   Total debt                            $  147,947         $  146,295          $  133,074         $  114,967          $  100,725
                                     ===============     ==============      ==============     ==============      ==============


     - - - - -
a)   Short-term borrowing agreements with bank trust departments.  Includes
     $1,031.0 million with an affiliated company at December 31, 1999.  There were no outstanding balances with affiliates at March 31, 2001,
     December 31, 2000, December 31, 1998 or December 31, 1997.
b)   Includes $979 million, $571 million, $718 million, $989 million and $831 million with an affiliated company at March 31, 2001,
     December 31, 2000, December 31, 1999, December 31, 1998 and
     December 31, 1997, respectively.
c)   Includes $2,400 million, $2,578 million, $3,457 million, $2,878 million, and $3,547 million with affiliated companies at March 31, 2001,
     December 31, 2000, December 31, 1999, December 31, 1998, and
     December 31, 1997, respectively.


Support facilities represent additional sources of funds, if required. At March 31, 2001, Ford Credit had approximately $19.1 billion of contractually committed facilities. In addition, approximately $7.5 billion of Ford lines of credit may be used by Ford Credit at Ford's option. These credit lines have various maturity dates through June 30, 2005 and may be used, at Ford Credit's option, by any of its direct or indirect majority-owned subsidiaries. Any such borrowings will be guaranteed by Ford Credit. Banks also provide $1.4 billion of contractually committed liquidity facilities to support Ford Credit's asset backed commercial paper program.

Additionally, at March 31, 2001, there were approximately $4.9 billion of contractually committed facilities available for FCE Bank plc's ("FCE Bank") use. In addition, $598 million of Ford credit lines may be used by FCE Bank at Ford's option. The lines have various maturity dates through June 30, 2005 and may be used, at FCE Bank's option, by any of its direct or indirect majority-owned subsidiaries. Any such borrowings will be guaranteed by FCE Bank.